## FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "**Amendment**"), is made and entered into this 11th day of April, 2018 (the "**Effective Date**"), by and between DELRAY ANDREW RE, LLC, a Florida limited liability company (the "**Buyer**"), and AREP 5400 EAST AVENUE LLC, a Delaware limited liability company (the "**Seller**").

## RECITALS

A. Buyer and Seller entered into that certain Agreement of Purchase and Sale with an effective date of November 2, 2017, as amended by a certain First Amendment to Agreement of Purchase and Sale dated December 28, 2017, a certain Second Amendment to Agreement of Purchase and Sale dated January 31, 2018, a certain Third Amendment to Agreement of Purchase and Sale dated March 7, 2018, and a certain Fourth Amendment to Purchase Agreement dated March 28, 2018 (collectively, the "**Agreement**"), whereby Seller has agreed to sell and Buyer has agreed to purchase certain real property located approximately at 5400, 5402 and 5408 East Avenue, West Palm Beach, Florida 33407 (as further described in the Agreement), on the terms and conditions set forth in the Agreement.

B. Seller and Buyer desire to amend certain provisions of the Agreement pursuant to the terms and conditions contained herein.

## AGREEMENT

NOW, THEREFORE, in consideration of the following mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are hereby affirmed by the parties as true and correct and each such recital is incorporated herein by this reference. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Purchase Price Increase. In the first sentence of Section I.A. of the Agreement the amount of "Twenty Million Three Hundred Eighty Thousand and No/100 Dollars ($20,380,000.00)" is hereby deleted in its entirety and replaced with: "Twenty Million Five Hundred Thirty Thousand and No/100 Dollars ($20,530,000.00)".

3. Addition of May Earned Payment.

(i) A new Section I.B.8. is hereby added to the Agreement after Section I.B.7. (but before the last grammatical paragraph of Section I.B. of the Agreement) as follows:

> "8. May Earned Payment. On or prior to April 17, 2018 (the "May Deadline"), Purchaser shall deliver Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "May Earned Payment") to Seller."

(ii) In the last grammatical paragraph of Section I.B. of the Agreement the following is hereby inserted after both places the defined term "April Earned Payment" appears: ", May Earned Payment".

(ii) In Section I.C. of the Agreement after the phrase "April Deadline," the following is hereby inserted "(vii) the May Earned Payment by the May Deadline,". The existing romanette "(vii)" in such Section is hereby changed to romanette "(viii)".

4. Revised Closing Date; No Further Closing Extension Right.

(i) In Section III.A. of the Agreement the date "April 13, 2018" is hereby deleted in its entirety and replaced with: "May 8, 2018".

(ii) For clarification, the Closing Date is May 8, 2018 and Purchaser has no rights to extend the Closing Date.

5. Seller Remedies. In the last sentence of Section X.A. of the Agreement after the defined term "April Earned Payment" the following is hereby inserted: ", May Earned Payment". A comma is hereby inserted between "March Earned Payment" and "April Earned Payment" in Section X.A. of the Agreement.

6. General. The captions and section numbers shall not be considered in any way to effect the interpretation of this Amendment. The parties agree that, except as modified by this Amendment, the Agreement remains in full force and effect in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and personal representatives. This Amendment shall not be construed with resort to any presumption against the preparer or maker hereof. The parties represent and warrant that they have authority to enter into this Amendment. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the Amendment shall control. No representation, warranty, agreement, statement, guarantee or promise, if any, made by Seller or any person acting on behalf of Seller which is not contained in the Agreement (as modified by this Amendment) will be valid or binding on Seller.

7. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Delivery of this Amendment may be accomplished by electronic facsimile reproduction (**"FAX"**) or via electronic mail via .PDF (**"PDF"**).

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first set forth above.

WITNESSES:

Print Name: Alex Foster

Print Name: Chris Sweeney

Print Name: Nafla V. Silberberg

Print Name: Moshe Weinzweig

SELLER:

AREP 5400 EAST AVENUE LLC, a Delaware limited liability company

By: AREP 5400 East Avenue Manager LLC, a Delaware limited liability company, its managing member

By: ______

Name: David Wallace

Its: 4/12/18

BUYER:

DELRAY ANDREW RE, LLC, a Florida limited liability company

By: ______

Name: Shawn Leon

Its: CEO